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March 16, 2004

The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002-5215

Ladies and Gentlemen:

     We have acted as counsel to The Houston Exploration Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time (i) by the Company of (a) shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), (b) shares of Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), (c) unsecured debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the “Debt Securities”) and (d) depositary shares representing fractional shares of the Preferred Stock (the “Depositary Shares”), or any combination of the foregoing, and (ii) by a selling securityholder, KeySpan Corporation (the “Selling Securityholder”), of shares of Common Stock. The Common Stock, the Preferred Stock, the Debt Securities and the Depositary Shares are collectively referred to herein as the “Securities.” We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

     In rendering the opinions expressed below, we have examined (a) the Registration Statement, including the Prospectus, (b) the Restated Certificate of Incorporation of the Company, as amended (the “Charter”), (c) the Restated Bylaws of the Company (the “Bylaws”) and (d) certain resolutions of the Board of Directors of the Company relating to the issuance of Common Stock to the Selling Securityholder and certain related matters. We also have examined and relied upon the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant or necessary in connection with our opinions below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

The Houston Exploration Company
March 16, 2004

     For purposes of this opinion, we also have assumed that (a) the issuance, sale, number or amount, as the case may be, and the terms of the Securities to be offered from time to time will be duly authorized and established in accordance with the Charter, the Bylaws and applicable Delaware law, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject, (b) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with applicable laws, (c) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement, (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (f) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (g) the Company is validly existing under the laws of the State of Delaware.

     Based upon and subject to the foregoing and to the comments and qualifications set forth below, we are of the opinion that:

     (1) With respect to the Common Stock to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the Common Stock, when issued, will be validly issued, fully paid and nonassessable.

     (2) With respect to the Common Stock to be sold by the Selling Securityholder, such Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

     (3) With respect to the Preferred Stock to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock and (b) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon compliance with applicable regulatory requirements, the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable.

     (4) With respect to the Debt Securities to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and (b) due execution,

The Houston Exploration Company
March 16, 2004

authentication, issuance and delivery of the Debt Securities in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, such Debt Securities, when issued, will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

     (5) With respect to the Depositary Shares to be sold by the Company, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of the Depositary Shares in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor provided for therein, such Depositary Shares, when issued, will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

     The foregoing opinions are limited to the federal laws of the U.S. and the General Corporation Law of the State of Delaware.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of The Houston Exploration Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by an person or entity for any purpose without our prior written consent.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ KING & SPALDING LLP

King & Spalding LLP